EXHIBIT 99.1

Contact:  Amit Kumar

Investor Relations

Tel (425) 493-2000

Fax (425) 493-2010

FOR IMMEDIATE RELEASE

August 15, 2007

COMBIMATRIX CORPORATION COMMON STOCK BEGINS
TRADING ON THE NASDAQ CAPITAL MARKET

MUKILTEO, Wash. – (PRIMENEWSWIRE) – CombiMatrix Corporation announced today that its common stock began trading on the Nasdaq Capital Market at 9:30 a.m. Eastern Time, August 15, 2007, under the symbol “CBMXD.”  Following an introductory period, CombiMatrix Corporation common stock will trade under the symbol “CBMX.”

“We look forward to future success of CombiMatrix as a stand-alone public company as we continue execution of our business strategy in molecular diagnostics and array-based tools for genetic research,” commented Dr. Amit Kumar, President and CEO of CombiMatrix Corporation.

ABOUT COMBIMATRIX CORPORATION

CombiMatrix Corporation is a diversified biotechnology company that develops and sells proprietary technologies, products and services in the areas of drug development, genetic analysis, molecular diagnostics, nanotechnology research, defense and homeland security, as well as other potential markets where our products and services could be utilized. The technologies we have developed include methods to produce DNA arrays for use in identifying and determining the roles of genes, gene mutations and proteins. These technologies have a wide range of potential applications in the areas of genomics, proteomics, biosensors, drug discovery, drug development, diagnostics, combinatorial chemistry, material sciences and nanotechnology.

Additional information about CombiMatrix Corporation is available at www.combimatrix.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the recent economic slowdown affecting technology companies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions.  Our Annual Report on Form S-1, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.